Exhibit 24

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS THAT the undersigned directors and officers of McKesson Corporation, a Delaware corporation (the “Company”), do hereby constitute and appoint Ivan D. Meyerson and Kristina Veaco his or her true and lawful attorney and agent, each with full power and authority (acting alone and without the other) to execute in the name and on behalf of the undersigned as such Director and/or Officer, under the Securities Act of 1934, as amended, an Annual Report on Form 10-K for the fiscal year ended March 31, 2005, and thereafter to execute and file any and all amendments to such Form, whether filed prior or subsequent to the time such Form becomes effective. The undersigned hereby grants unto such attorneys and agents, and each of them, full power of substitution or resubstitution and revocation in the premises and hereby ratifies and confirms all that such attorneys and agents may do or cause to be done by virtue of these presents.

Wayne A. Budd	David M. Lawrence

Wayne A Budd, Esq., Director	David. M. Lawrence, M.D., Director

Jeffrey C. Campbell	Robert W. Matschullat

Jeffrey C. Campbell, Senior Vice President and Chief Financial Officer (Principal Financial Officer)	Robert W. Matschullat, Director

John H. Hammergren	James V. Napier

John H. Hammergren, Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	James V. Napier, Director

Alton F. Irby III	Nigel A. Rees

Alton F. Irby III, Director	Nigel A. Rees, Vice President and Controller (Principal Accounting Officer)

M. Christine Jacobs	Jane E. Shaw

M. Christine Jacobs, Director	Jane E. Shaw, Director

Marie L. Knowles	Richard Syron

Marie L. Knowles, Director	Richard F. Syron, Director

Dated: April 28, 2005